Exhibit (d)(33)

Amendment to Exhibit A of the Management Agreement

Between

Simplify Exchange Traded Funds

and

Simplify Asset Management Inc.

This amendment (the “Amendment”) to the Management Agreement (the “Agreement”) by and between Simplify Exchange Traded Funds (the “Trust”) and Simplify Asset Management Inc. (“SAMI”) is entered into with effect as of the respective per-fund effective dates listed below (each an “Effective Date”).

WHEREAS, the Trust and SAMI (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of funds; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

SIMPLIFY EXCHANGE TRADED FUNDS		SIMPLIFY ASSET MANAGEMENT INC.

By:	/s/ Paul Kim	By:	/s/ Paul Kim
	Paul Kim		Paul Kim
	President		Chief Executive Officer

Exhibit A

#	Fund	Ticker	Percentage of Average Fund Daily Net Assets	Effective Date
1	Simplify Aggregate Bond ETF	AGGH	0.50%	1-4-22
2	Simplify Bitcoin Strategy PLUS Income ETF	MAXI	0.85%	9-19-22
3	Simplify Commodities Strategy No K-1 ETF	HARD	0.75%	3-22-23
4	Simplify Enhanced Income ETF	HIGH	0.50%	10-19-22
5	Simplify Health Care ETF	PINK	0.50%	9-30-21
6	Simplify Hedged Equity ETF	HEQT	0.50%	9-9-21
7	Simplify High Yield ETF (formerly Simplify High Yield PLUS Credit Hedge ETF)	CDX	0.50%	1-4-22
8	Simplify Interest Rate Hedge ETF	PFIX	0.50%	5-7-21
9	Simplify Intermediate Term Treasury Futures Strategy ETF (formerly Simplify Risk Parity Treasury ETF)	TYA	0.25%	9-9-21
10	Simplify Managed Futures Strategy ETF	CTA	0.75%	1-4-22
11	Simplify Multi-QIS Alternative ETF	QIS	1.00%	5-26-23
12	Simplify Opportunistic Income ETF	CRDT	0.95%	5-26-23
13	Simplify Propel Opportunities ETF	SURI	2.75% ($0 to $1b)	12-9-22
			2.50% (Over $1B to $5B)
			2.00% (Over $5B to $10B)
			1.00% (Over $10B)
14	Simplify Short Term Treasury Futures Strategy ETF	TUA	0.25%	10-19-22
15	Simplify Treasury Option Income ETF (formerly Simplify Stable Income ETF)	BUCK	0.35%	10-19-22
16	Simplify US Equity PLUS Bitcoin Strategy ETF (formerly, Simplify US Equity PLUS GBTC ETF)	SPBC	0.50%	5-7-21
17	Simplify U.S. Equity PLUS Convexity ETF	SPYC	0.50%	11-23-20
18	Simplify U.S. Equity PLUS Downside Convexity ETF	SPD	0.50%	11-23-20
19	Simplify U.S. Equity PLUS Upside Convexity ETF	SPUC	0.50%	11-23-20
20	Simplify Volatility Premium ETF	SVOL	0.50%	5-7-21
21	Simplify Volt TSLA Revolution ETF (formerly Simplify Volt RoboCar Disruption and Tech ETF)	VCAR	0.95%	11-23-20
22	Simplify MBS ETF	MTBA	0.25%	10-23-23

A-1

23	Simplify Tara India Opportunities ETF	IOPP	1.00%	2-15-24
24	Simplify Next Intangible Core Index ETF	NXTI	0.25%	4-15-24
25	Simplify Gamma Emerging Market Bond ETF	GAEM	0.95%	7-8-24
26	Simplify National Muni Bond ETF	NMB	0.50%	7-8-24
27	Simplify Conservative Allocation ETF	SAAC	0.25%	Upon initial share issuance
28	Simplify Moderate Allocation ETF	SAAM	0.25%	Upon initial share issuance
29	Simplify Growth Allocation ETF	SAAG	0.25%	Upon initial share issuance
30	Simplify Income Allocation ETF	SAAI	0.25%	Upon initial share issuance
31	Simplify Gold Strategy PLUS Income ETF	YGLD	0.50%	12-2-24
32	Simplify US Small Cap PLUS Income ETF	SCY	0.50%	12-2-24
33	Simplify Currency Strategy ETF	FOXY	0.75%	2-3-25
34	Simplify Bond Bull ETF (formerly Simplify Downside Interest Rate Hedge Strategy ETF)	RFIX	0.50%	12-9-24
35	Simplify Tactical US ETF		0.65%	Upon initial share issuance
36	Simplify China A Shares PLUS Income ETF	CAS	0.88%	1-13-25
37	Simplify Target 15 Distribution ETF	XV	0.75%	4-8-25
38	Simplify Target 25 Distribution ETF	XXV	0.75%	Upon initial share issuance
39	Simplify Barrier Income ETF	SBAR	0.75%	4-8-25
40	Simplify Piper Sandler US Small-Cap PLUS Income ETF	LITL	0.90%	4-24-25
41	Simplify Kayne Anderson Energy and Infrastructure Credit ETF	KNRG	0.75%	5-12-25
42	Simplify VettaFi Small Cap Dividend Initiators ETF	VSSC	0.50%	Upon initial share issuance
43	Simplify VettaFi Developed ex US Dividend Initiators ETF	VSUS	0.50%	Upon initial share issuance
44	Simplify VettaFi Large Cap Dividend Initiators ETF	VSF	0.50%	Upon initial share issuance
45	Simplify VettaFi Private Credit Strategy ETF		0.50%	Upon initial share issuance
46	Simplify Government Money Market ETF	SBIL	0.15%	Upon initial share issuance

A-2